Exhibit 99.1

CONTACT:
Karen Clyne
Media Relations
(408) 894-5958

Jenifer Kirtland
Investor Relations
(408) 324-7056

MAXTOR CORPORATION PROVIDES UPDATE ON
THE FIRST QUARTER 2006 FINANCIAL OUTLOOK
Expected Revenue, Gross Profit Margin and Net Loss affected by Pending Acquisition
MILPITAS, Calif., April 4, 2006 — Maxtor Corporation (NYSE: MXO) today provided an update to its financial guidance for the first quarter ended April 1, 2006. While industry conditions during the first quarter were within typical seasonal expectations, Maxtor faced challenges related to its pending acquisition by Seagate Technology.
During the first quarter, Maxtor experienced lower than expected unit volume growth, largely attributable to the pending acquisition. This lower than expected unit growth, combined with marginal merger-related market share losses, placed increased pressure on the Company’s already burdened cost structure and constrained Maxtor’s ability to compete, especially on the low-end of the desktop drive market. In addition, due to the pending Seagate merger transaction, the Company was unable to realize some component cost improvements that it anticipated in the quarter, which also negatively affected the gross profit margin.
Because of the decrease in volume, the Company significantly reduced its production schedule in the first quarter. Accordingly, Maxtor will eliminate approximately 900 positions at its Singapore manufacturing facility over the next several weeks. As a result, the Company expects to take an approximately $6 million reserve in the first quarter for severance-related expenses from the reduction in force.
The Company’s first quarter financial results will also reflect a charge for unamortized debt issuance costs related to its 2.375% Convertible Senior Notes due 2012. Under the terms of the Indenture governing the Senior Notes, the Senior Notes are convertible, at the option of the holders, at any time during a fiscal quarter if during the last 30 trading days of the immediately preceding quarter, the Company’s common stock trades at a price in excess of 110% of the conversion price for 20 consecutive trading days. This conversion condition was met when the closing price of Maxtor’s common stock exceeded $7.18 per share for 20 trading days within the last 30 days of trading ending April 1, 2006. As a result, the Company will classify the $326 million of Senior Notes as short-term debt on its April 1, 2006 balance sheet. In addition, Maxtor will expense approximately $7.4 million in unamortized debt issuance costs. The Company believes that the likelihood that any holder of the Senior Notes will exercise its conversion right is remote.
With these factors, Maxtor’s revised guidance for the first quarter of 2006 is as follows:
•	Revenue between $875 and $885 million;

•	Gross profit margin of approximately 2%;

•	A net loss of between $(100) and $(104) million, or $(0.39) to $(0.40) per share on a GAAP basis; and

•	Cash balance in excess of $500 million.
The Company is working through its normal close process and expects to announce its first quarter 2006 financial results on Wednesday, April 26, 2006, after the close of the market. The Company will not hold an investor conference call relative to its first quarter results. The Company is also discontinuing its prior practice of providing guidance on its financial performance for any future quarters, including the second quarter ending July 1, 2006.
About Maxtor
Maxtor Corporation (www.maxtor.com) is one of the world’s leading suppliers of hard disk drives and consumer storage solutions. The Company has an expansive line of storage products for desktop computers, storage systems, high-performance Intel-based servers, and consumer electronics. Maxtor has a reputation as a proven market leader, built by consistently providing high-quality products, services and support for its customers. Maxtor and its products can be found at www.maxtor.com or by calling toll-free (800) 2-MAXTOR. Maxtor is traded on the New York Stock Exchange under the symbol MXO.
This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The statements contained in this release that are not purely historical, including, without limitation, statements regarding our expectations, beliefs, intentions or strategies regarding the future, are forward-looking statements. Examples of forward-looking statements in this release include statements regarding updated financial guidance for the first quarter ended April 1, 2006, likelihood that a holder of Senior Notes will exercise their conversion right, future customer demand, pricing of our products and general market conditions. These statements are based on current expectations and are subject to risks and uncertainties which could materially affect the Company’s results, including, but not limited to, market demand for hard disk drives, qualification of the Company’s products, market acceptance of its products, the Company’s ability to execute future development and production ramps and utilize manufacturing assets efficiently, changes in product and customer mix, the availability of components, pricing trends, actions by competitors, general economic and industry conditions, the impact of the announced transaction between Maxtor and Seagate Technology on current customer demand prior to the closing of the transaction, and the possibility that Seagate’s pending acquisition of Maxtor will not be consummated on a timely basis or at all. These and other risk factors are contained in documents filed with the Securities and Exchange Commission (“SEC”), including, but not limited to, the Company’s Form 10-K for fiscal year ended December 31, 2005 filed with the SEC on February 22, 2006 and in Seagate’s registration statement on Form S-4 filed with the SEC on March 14, 2006 (SEC File No. 333-132420). Forward-looking statements are based on information available to the Company as of the date of this release and current expectations, forecasts and assumptions involve a number of risks that could cause actual results to differ materially from those anticipated by the forward-looking statements. Maxtor is under no obligation (and expressly disclaims any obligation) to update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.
Important Additional Information
On December 21, 2005, Maxtor announced that it had entered into a definitive agreement with Seagate Technology which provides for Seagate to acquire Maxtor in a merger transaction. In connection with the proposed transaction, Seagate filed a Registration Statement on Form S-4 with the SEC on March 14, 2006 containing a preliminary Joint Proxy Statement/Prospectus (SEC File No. 333-132420). This registration statement has not been declared effective by the SEC. Each of Seagate and Maxtor has filed, and will continue to file, with the SEC other documents regarding the proposed transaction. The definitive Joint Proxy Statement/Prospectus will be mailed to stockholders of Seagate and Maxtor. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY IN THEIR ENTIRETY BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION.
Investors and security holders can obtain free copies of the Registration Statement and the Joint Proxy Statement/Prospectus and other documents filed with the SEC by Seagate and Maxtor through the web site maintained by the SEC at www.sec.gov. In addition, investors and security holders are able to obtain free copies of the Registration Statement and the definitive Joint Proxy Statement/Prospectus and other documents filed with the SEC from Seagate by directing a request to Seagate Technology, 920 Disc Drive, P.O. Box 66360, Scotts Valley, California 95067, Attention: Investor Relations (telephone: (831) 439-5337) or going to Seagate’s corporate website at www.Seagate.com; or from Maxtor by directing a request to Maxtor Corporation, 500 McCarthy Boulevard, Milpitas, California 95035, Attention: VP of Investor Relations (telephone: 408-894-5000) or going to Maxtor’s corporate website at www.Maxtor.com.
Seagate and Maxtor, and their respective directors and executive officers, may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding Seagate’s directors and executive officers is contained in Seagate’s Annual Report on Form 10-K for the fiscal year ended July 1, 2005 and its proxy statement dated October 7, 2005, which were filed with the SEC. Information regarding Maxtor’s directors and executive officers is contained in Maxtor’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005, its proxy statement dated April 11, 2005, supplemental proxy statement dated May 10, 2005, Current Report on Form 8-K dated August 24, 2005 as well as Seagate’s Registration Statement on Form S-4 dated March 14, 2006, which were filed with the SEC. Additional information regarding the interests of such potential participants is included in the Joint Proxy Statement/Prospectus and the other relevant documents filed with the SEC.